As filed with the Securities and Exchange Commission on January 8, 2010

Registration No. 333-47232

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2396863 (I.R.S. Employer Identification No.)
6 Desta Drive, Suite 6500
Midland, Texas 79705
(Address of principal executive offices, including zip code)

1993 STOCK COMPENSATION PLAN OF
CLAYTON WILLIAMS ENERGY, INC.
 (Full title of the plan)

Clayton W. Williams, Jr.
President and Chief Executive Officer
Clayton Williams Energy, Inc.
6 Desta Drive, Suite 6500
Midland, Texas 79705
 (432) 682-6324
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, TX 78746
Attn: William R. Volk

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer   ⁮                      Accelerated filer   ☒                       Non-accelerated filer    ⁮                 Smaller Reporting Company    ⁮

PART I
DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the registration of shares of common stock, par value $0.10 per share (the “Shares”), of Clayton Williams Energy, Inc. (the “Registrant”) pursuant to the Registration Statement on Form S-8 relating to the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc. (the “Plan”) filed on October 3, 2000, file number 333-47232 (the “Registration Statement”).

The Registrant’s board of directors has terminated the Plan, effective December 17, 2009.  Accordingly, the Registrant files this Post-Effective Amendment No. 1 to remove from registration all Shares registered under the Registration Statement that have not been issued as of the date of termination of the Plan.

PART II

Item 8.                      Exhibits.

Exhibit Number	Description
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 8th day of January, 2010.

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President – Finance, Secretary, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clayton W. Williams, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 8, 2010
Clayton W. Williams, Jr.

/s/ Mel G. Riggs	Director, Senior Vice President – Finance, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer)	January 8, 2010
Mel G. Riggs

/s/ Michael L. Pollard	Vice President and Principal Accounting Officer (Principal Accounting Officer)	January 8, 2010
Michael L. Pollard

/s/ Ted Gray, Jr. *	Director	January 8, 2010
Ted Gray, Jr.

/s/ L. Paul Latham	Director	January 8, 2010
L. Paul Latham

/s/ Davis L. Ford *	Director	January 8, 2010
Davis L. Ford

/s/ Robert L. Parker *	Director	January 8, 2010
Robert L. Parker

/s/ Jordan R. Smith *	Director	January 8, 2010
Jordan R. Smith

* /s/ L. Paul Latham
L. Paul Latham, Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney